Exhibit 99.1

Contact:
Primo Water Corporation
Mark Castaneda, Chief Financial Officer
(336) 331-4000

ICR Inc.
John Mills
Katie Turner
(646) 277-1228

Primo Water Announces Second Quarter Financial Results

Company Achieves Profitability of $0.03 per Diluted Share

Sales and Adjusted EBITDA Exceed Company Guidance

Outlook Raised for Fiscal 2015

WINSTON-SALEM, N.C., August 4, 2015 -- Primo Water Corporation (Nasdaq: PRMW), a leading provider of multi-gallon purified bottled water, self-service refill water and water dispensers, today announced financial results for the second quarter ended June 30, 2015.

Second Quarter Business Highlights:

•	Total net sales increased 20.7% to $32.4 million, exceeding Company guidance

•	Water segment net sales increased 29.3% to $22.1 million driven by the addition of retail locations and by U.S. Exchange same-store sales growth of 8.7%

•	Adjusted EBITDA increased 48.4% to $4.4 million, exceeding Company guidance

•	Company achieved earnings from continuing operations of $0.03 per diluted share compared to a loss of ($0.25) per share from continuing operations

(All comparisons above are with respect to the second quarter of 2014)

“Strong top-line sales drove profitable growth in the second quarter,” commented Billy D. Prim, Primo Water’s Chief Executive Officer. “Our team’s solid execution of our key strategies helped us grow same-store sales in the quarter through the continued addition of more households using our dispensers.  Looking to the remainder of 2015, we expect this momentum to create further growth opportunities in our exchange and refill businesses.”

Second Quarter Results

Net sales increased 20.7% to $32.4 million from $26.9 million in the prior year quarter, driven by an increase in both Water and Dispenser segment net sales.

Water segment net sales increased 29.3% to $22.1 million compared to $17.1 million in the prior year quarter.  Sales in the Water segment consist of the sale of multi-gallon purified bottled water (“Exchange”) and self-service refill water (“Refill”). The increase in Water net sales was primarily due to a 48.3% increase in U.S. Exchange sales, which was driven by the addition of retail locations and same-store unit growth of 8.7% compared to the prior year quarter.  Dispenser segment net sales increased 5.5% to $10.3 million compared to $9.8 million in the prior year quarter.

Gross margin percentage increased slightly to 25.3% from 25.2% in the prior year quarter.  Selling, general and administrative (“SG&A”) expenses decreased slightly to $4.3 million from $4.4 million in the prior year quarter.  Interest expense decreased 87.3% to $0.5 million from $4.0 million in the prior year quarter, due to more favorable borrowing rates under the Company’s credit facility entered into on June 20, 2014, as well as one-time charges of $2.8 million in the second quarter of 2014 related to refinancing.

Adjusted EBITDA increased 48.4% to $4.4 million from $3.0 million in the prior year quarter, driven by the increase in net sales in both the Water and Dispenser segments.  The U.S. GAAP net income from continuing operations was $0.8 million, or $0.03 per share, compared to a net loss of ($6.2) million, or ($0.25) per share, for the prior year quarter.

Outlook

The Company raised its full year 2015 outlook.  Net sales are now expected to be in the range of $122.8 to $124.8 million and adjusted EBITDA is expected to be in the range of $15.8 to $16.8 million.

The Company expects third quarter 2015 net sales in the range of $31.5 to $32.5 million and adjusted EBITDA in the range of $4.7 to $4.9 million.

Conference Call and Webcast

The Company will host a conference call to discuss these matters at 4:30 p.m. ET today, August 4, 2015.  Participants from the Company will be Billy D. Prim, Chief Executive Officer, Matt Sheehan, President and Chief Operating Officer, and Mark Castaneda, Chief Financial Officer. The call will be broadcast live over the Internet hosted at the Investor Relations section of Primo Water's website at www.primowater.com, and will be archived online through August 18, 2015.  In addition, listeners may dial (866) 712-2329 in North America, and international listeners may dial (253) 237-1244.

About Primo Water Corporation

Primo Water Corporation (Nasdaq: PRMW) is a leading provider of multi-gallon purified bottled water, self-service refill water and water dispensers sold through major retailers throughout the United States and Canada. Learn more about Primo Water at www.primowater.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. These statements include the Company’s financial guidance and the expectation that its momentum will create further growth opportunities in the exchange and refill businesses.  These statements can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," "project," "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the failure to achieve the incremental net sales or reduced distribution costs associated with strategic alliance agreement with DS Services of America, Inc., adverse changes in the Company's relationships with its other independent bottlers, distributors and suppliers, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers, lower than anticipated consumer and retailer acceptance of and demand for the Company's products and services, the entry of a competitor with greater resources into the marketplace, competition and other business conditions in the water and water dispenser industries in general, the Company’s experiencing product liability, product recall or higher than anticipated rates of sales returns associated with product quality or safety issues, the loss of key Company personnel, changes in the regulatory framework governing the Company's business, the Company's inability to efficiently expand operations and capacity to meet growth, the Company's inability to develop, introduce and produce new product offerings within the anticipated timeframe or at all, the Company’s inability to comply with its covenants in its credit facility, significant liabilities or costs associated with litigation or other legal proceedings, as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 16, 2015 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases or as otherwise required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

To supplement its financial statements, the Company provides investors with information related to adjusted EBITDA and pro forma fully taxed net income (loss) from continuing operations, which are not financial measures calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).  Adjusted EBITDA is calculated as income (loss) from continuing operations before depreciation and amortization; interest expense; non-cash, stock-based compensation expense; non-recurring costs; and loss on disposal and impairment of property and equipment and other.   Pro forma fully taxed net income (loss) from continuing operations is defined as income (loss) from continuing operations less non-cash stock-based compensation expense, non-recurring costs, loss on disposal and impairment of property and equipment and debt refinancing costs as adjusted on a pro forma basis for the full effect of income taxes.   The Company believes these non-U.S. GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations.  Management uses these non-U.S. GAAP financial measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes.  These non-U.S. GAAP financial measures are also presented to the Company’s board of directors and adjusted EBITDA is used in its credit agreements.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP.  These non-U.S. GAAP measures exclude significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and are subject to inherent limitations.

FINANCIAL TABLES TO FOLLOW

Primo Water Corporation
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

Net sales	$32,399	$26,853	$61,612	$50,382
Operating costs and expenses:
Cost of sales	24,205	20,091	45,761	37,433
Selling, general and administrative expenses	4,345	4,417	9,010	8,258
Non-recurring costs	34	894	56	2,719
Depreciation and amortization	2,468	2,757	5,053	5,501
Loss on disposal and impairment of property and equipment	86	889	151	1,024
Total operating costs and expenses	31,138	29,048	60,031	54,935
Income (loss) from operations	1,261	(2,195)	1,581	(4,553)
Interest expense	504	3,977	1,023	5,253
Income (loss) from continuing operations	757	(6,172)	558	(9,806)
Loss from discontinued operations	(31)	(234)	(69)	(353)
Net income (loss)	$726	$(6,406)	$489	$(10,159)

Basic earnings (loss) per common share:
Income (loss) from continuing operations	$0.03	$(0.25)	$0.02	$(0.41)
Loss from discontinued operations	(0.00)	(0.01)	(0.00)	(0.01)
Net income (loss)	$0.03	$(0.26)	$0.02	$(0.42)

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$0.03	$(0.25)	$0.02	$(0.41)
Loss from discontinued operations	(0.00)	(0.01)	(0.00)	(0.01)
Net income (loss)	$0.03	$(0.26)	$0.02	$(0.42)

Weighted average shares used in computing earnings (loss) per share
Basic	24,990	24,233	24,837	24,155
Diluted	26,549	24,233	26,391	24,155

Primo Water Corporation
Segment Information
(Unaudited; in thousands)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Segment net sales
Water	$22,112	$17,100	$42,770	$32,992
Dispensers	10,287	9,753	18,842	17,390
Total net sales	$32,399	$26,853	$61,612	$50,382

Segment income (loss) from operations
Water	6,681	5,422	13,108	10,361
Dispensers	593	402	924	731
Corporate	(3,425)	(3,479)	(7,191)	(6,401)
Non-recurring costs	(34)	(894)	(56)	(2,719)
Depreciation and amortization	(2,468)	(2,757)	(5,053)	(5,501)
Loss on disposal and impairment of property and equipment	(86)	(889)	(151)	(1,024)
	$1,261	$(2,195)	$1,581	$(4,553)

Primo Water Corporation
Condensed Consolidated Balance Sheets
(in thousands, except par value data)

	June 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,803	$495
Accounts receivable, net	10,289	9,010
Inventories	8,714	6,826
Prepaid expenses and other current assets	937	1,279
Total current assets	22,743	17,610

Bottles, net	3,758	3,574
Property and equipment, net	33,328	34,235
Intangible assets, net	8,772	9,452
Other assets	812	877
Total assets	$69,413	$65,748

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$17,019	$12,499
Accrued expenses and other current liabilities	3,925	4,343
Current portion of capital leases and notes payable	108	106
Total current liabilities	21,052	16,948

Long-term debt, capital leases and notes payable, net of current portion	22,200	24,210
Liabilities of disposal group, net of current portion, and other long-term liabilities	2,293	2,316
Total liabilities	45,545	43,474

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value - 10,000 shares authorized, none issued and outstanding	–	–
Common stock, $0.001 par value - 70,000 shares authorized, 25,103 and 24,642 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	25	25
Additional paid-in capital	279,425	277,708
Common stock warrants	8,284	8,659
Accumulated deficit	(262,815)	(263,304)
Accumulated other comprehensive loss	(1,051)	(814)
Total stockholders’ equity	23,868	22,274
Total liabilities and stockholders’ equity	$69,413	$65,748

Primo Water Corporation
Consolidated Statements of Cash Flows
(in thousands)

	Six months ended June 30,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$489	$(10,159)
Less: Loss from discontinued operations	(69)	(353)
Income (loss) from continuing operations	558	(9,806)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,053	5,501
Loss on disposal and impairment of property and equipment	151	1,024
Stock-based compensation expense	1,175	897
Non-cash interest expense	55	2,721
Issuance of DS Services' common stock warrant	–	589
Other	152	(181)
Changes in operating assets and liabilities:
Accounts receivable	(1,380)	(2,442)
Inventories	(1,903)	(1,472)
Prepaid expenses and other assets	340	(234)
Accounts payable	4,554	7,920
Accrued expenses and other liabilities	(238)	511
Net cash provided by operating activities	8,517	5,028

Cash flows from investing activities:
Purchases of property and equipment	(2,682)	(2,853)
Purchases of bottles, net of disposals	(1,361)	(1,864)
Proceeds from the sale of property and equipment	14	124
Additions to and acquisitions of intangible assets	(4)	(12)
Net cash used in investing activities	(4,033)	(4,605)

Cash flows from financing activities:
Borrowings under Revolving Credit Facilities	13,100	31,653
Payments under Revolving Credit Facilities	(15,100)	(30,198)
Borrowings under Term loans	–	22,500
Payments under Term loans	–	(23,499)
Note payable and capital lease payments	(69)	(75)
Stock option and employee stock purchase activity, net	39	50
Debt issuance costs and other	–	(605)
Net cash used in financing activities	(2,030)	(174)

Cash used in operating activities of discontinued operations	(92)	(187)

Effect of exchange rate changes on cash and cash equivalents	(54)	(29)
Net increase in cash and cash equivalents	2,308	33
Cash and cash equivalents, beginning of year	495	394
Cash and cash equivalents, end of period	$2,803	$427

Primo Water Corporation
Non-GAAP EBITDA and Adjusted EBITDA Reconciliation
(Unaudited; in thousands)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Income (loss) from continuing operations	$757	$(6,172)	$558	$(9,806)
Depreciation and amortization	2,468	2,757	5,053	5,501
Interest expense	504	3,977	1,023	5,253
EBITDA	3,729	562	6,634	948
Non-cash, stock-based compensation expense	540	609	1,175	897
Non-recurring costs	34	894	56	2,719
Loss on disposal and impairment of property and equipment and other	129	922	231	1,108
Adjusted EBITDA	$4,432	$2,987	$8,096	$5,672

Primo Water Corporation
Pro Forma Fully Taxed Net Income (Loss) From Continuing Operations Reconciliation
(Unaudited; in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014

Income (loss) from continuing operations	$757	$(6,172)	$558	$(9,806)
Non-cash, stock-based compensation expense	540	609	1,175	897
Non-recurring costs	34	894	56	2,719
Loss on disposal and impairment of property and equipment	86	889	151	1,024
Debt refinancing costs	–	2,848	–	2,848
Pro forma effect of full income tax (expense) benefit	(538)	354	(737)	881
Pro forma fully taxed net income (loss) from continuing operations	$879	$(578)	$1,203	$(1,437)

Pro forma fully taxed earnings (loss) from continuing operations per share:
Basic	$0.04	$(0.02)	$0.05	$(0.06)
Diluted	$0.03	$(0.02)	$0.05	$(0.06)

Weighted average shares used in computing earnings (loss) per share:
Basic	24,990	24,233	24,837	24,155
Diluted	26,549	24,233	26,391	24,155